Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 14, 1999 included in the Halliburton Savings Plan's Form 11-K for the year ended December 31, 1998, and our report dated January 25, 1999 included in Halliburton Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement. In said report included in Halliburton Company's Form 10-K for the year ended December 31, 1998, Arthur Andersen LLP states that with respect to Dresser Industries, Inc., for each of the two years in the period ended December 31, 1997, its opinion is based on the reports of other independent public accountants, namely PricewaterhouseCoopers. The financial statements referred to above have been incorporated by reference herein in reliance on the report of such independent accountants given on the authority of PricewaterhouseCoopers as experts in auditing and accounting.




                                         ARTHUR ANDERSEN LLP




Dallas, Texas
   July 19, 1999